SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) – January 31, 2007
BELL INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

8888 Keystone Crossing, Suite 1700, Indianapolis, IN	46240

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (317) 704-6000
1960 E. Grand Avenue, El Segundo, CA 90245
(Former Name or Former Address, if Changed since Last Report)

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On January 31, 2007, Bell Industries, Inc. (the “Company”), secured financing to complete the acquisition of substantially all of the assets of SkyTel, Corp. (“SkyTel”), an indirect subsidiary of Verizon Communications Inc., by entering into (i) a credit agreement (the “Credit Agreement”) with Wells Fargo Foothill, Inc. (“WFF”), as administrative agent, pursuant to which WFF provided the Company with a revolving line of credit with a maximum credit amount of $30 million (the “Revolver”); and (ii) a purchase agreement (the “Purchase Agreement”) with Newcastle Partners, L.P. (“Newcastle”) pursuant to which the Company issued and sold in a private placement to Newcastle a convertible subordinated pay-in-kind promissory note (the “Convertible Note”) in the principal amount of $10 million.
     Credit Agreement
     Pursuant to the Credit Agreement, the Company borrowed approximately $10.3 million in the form of an initial advance under the Revolver (the “Initial Advance”). The proceeds of the Initial Advance, together with existing cash on hand and the funds received pursuant to the sale of the Convertible Note, were used to finance the Company’s acquisition of substantially all of the assets of SkyTel as described in Item 2.01 of this report, as well as related fees and expenses. Additional advances under the Revolver (collectively, the “Advances”) will be available to the Company, up to the aggregate $30 million credit limit, subject to restrictions based on the borrowing base (as such term is defined in the Credit Agreement). The Advances may be used to finance ongoing working capital, capital expenditures and general corporate needs of the Company.
     Advances made under the Credit Agreement bear interest, in the case of base rate loans, at a rate equal to the “base rate,” which is the rate of interest per annum announced from time to time by WFF as its prime rate in effect at it principal office in San Francisco, California and, plus a 0.75% margin. In the case of LIBOR rate loans, amounts borrowed bear interest at a rate equal to the LIBOR Rate (as defined in the Credit Agreement) plus a 2.25% margin.
     The Advances made under the Credit Agreement are repayable in full on January 31, 2012. The Company may prepay the Advances (unless in connection with the prepayment in full of all of the outstanding Advances) at any time without premium or penalty. If the Company prepays all of the outstanding Advances and terminates all commitments under the Credit Agreement, the Company is obligated to pay a prepayment premium as set forth in the Credit Agreement.
     The Credit Agreement contains certain covenants that, subject to certain exceptions, limit, among other things, the Company’s ability and the ability of its subsidiaries from:
•	incurring additional indebtedness;

•	creating or permitting certain liens;

•	consolidating, merging, liquidating or dissolving;

•	making any investments, loans, advances, guarantees or acquisition;

•	selling, transferring, leasing or otherwise disposing of assets;

•	entering into sale and leaseback transactions;

•	entering in hedging agreements;

•	replacing the Company’s chief executive officer without the consent of WFF;

•	making dividends or other distributions with respect to equity securities;

•	entering into transactions with affiliates;

•	making capital expenditures in any fiscal year in excess of certain limits as set forth in the Credit Agreement; and

•	permitting the Company’s EBITDA (as defined in the Credit Agreement) for any of the periods set forth in the Credit Agreement to be less than certain bench mark amounts, as set forth in the Credit Agreement.
     Amounts outstanding under the Credit Agreement may become immediately due and payable upon the occurrence of specified events, including, among other things: failure to pay any obligations under the Credit Agreement that have become due; breach of any representation or warranty, or certain covenants; breach of any covenants in any of the related loan documents; filings or proceedings in bankruptcy; judgments rendered against the Company or any subsidiary involving aggregate liability greater than a threshold set forth in the Credit Agreement; any lien created by the security documents ceasing to be in full force or effect; a change in control (as defined in the Credit Agreement); or any subsidiary guarantee ceasing to be valid and binding.
     In connection with the Credit Agreement, on January 31, 2007, the Company entered into a Security Agreement (the “Security Agreement”) with WFF, pursuant to which the Company granted WFF a security interest in and a lien against certain assets of the Company.
     A copy of the Credit Agreement is attached hereto as Exhibit 10.1; a copy of the Security Agreement is attached hereto as Exhibit 10.2. The description of each of the foregoing documents contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by each of the foregoing exhibits, which are each incorporated herein by reference.
     Convertible Note
     The outstanding principal balance and/or accrued but unpaid interest on the Convertible Note is convertible at any time by Newcastle into shares of common stock of the Company at a conversion price (the “Conversion Price”) of $3.81 per share, subject to adjustment. The Convertible Note accrues interest at 8%, subject to adjustment in certain circumstances, which interest accretes as principal on the Convertible Note as of each quarterly interest payment date beginning March 31, 2007. The Company also has the option (subject to the consent of the Company’s senior lenders) to pay interest on the outstanding principal balance of the Convertible Note in cash at a higher interest rate following the first anniversary if a weighted average market price of the Company’s common stock is greater than 200% of the Conversion Price. The Convertible Note matures on January 31, 2017. The Company has the right to prepay the Convertible Note at an amount equal to 105% of outstanding principal following the third anniversary of the issuance of the Convertible Note so long as a weighted average market price of the Company’s common stock is greater than 150% of the Conversion Price. In case of a change of control of the Company, instead of receiving shares of the Company’s common stock upon conversion of the Convertible Note, Newcastle will have the right to receive the kind and amount of shares of stock and other securities, cash and property which Newcastle would have owned or have been entitled to receive immediately after such change of control had the Convertible Note been converted immediately prior to the change of control. The Company, Newcastle and WFF have agreed that the Company can grant a second priority lien on the Company’s assets to Newcastle to secure the Company’s obligations under the Convertible Note, however, in the event that Newcastle’s security interest is not made effective within a specified period of time, the interest rate on the Convertible Note is subject to increase.
     The Company’s obligation to issue shares of common stock under the Convertible Note representing an amount greater than 19.9% of its issued and outstanding shares is subject to any required approval of shareholders under the rules of the American Stock Exchange. The Company agreed, pursuant to the terms of the Purchase Agreement, to seek shareholder approval of such issuance at the next annual meeting of shareholders. In the event that the approval is not received, the interest rate on a portion of outstanding principal balance of the Convertible Note is subject to an increase.
     Under the Purchase Agreement, the Company granted Newcastle certain governance and related rights so long as Newcastle beneficially owns at least 5% of the Company’s outstanding common stock, including the right to designate two members to the Board of Directors and a pre-emptive right to acquire additional securities in the event the Company proposes to issue any additional securities. The Company also agreed to exempt Newcastle from any stockholder rights plan that may be adopted in the future and exempted Newcastle from certain notice provisions with respect to shareholder meetings and nominations of directors, as set forth in the Company’s bylaws. Additionally, the Company’s Board of Directors approved Newcastle as a related entity under Article Seven of the Company’s articles of incorporation, thereby exempting certain transactions with Newcastle from the supermajority shareholder voting requirements under Article Seven of the Company’s articles of incorporation.
     In connection with the purchase of the Convertible Note, the Company and Newcastle also entered into a registration rights agreement, dated January 31, 2007 (the “Registration Rights Agreement”) pursuant to which Newcastle was granted demand and piggyback registration rights in respect of shares of common stock that may be issued under the Convertible Note.
     A copy of the Purchase Agreement is attached hereto as Exhibit 4.1; a copy of the Convertible Note is attached hereto as Exhibit 4.2; a copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3. The description of each of the foregoing documents contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by each of the foregoing exhibits, which are each incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On January 31, 2007, the Company completed the acquisition of substantially all of the assets and the assumption of certain liabilities of SkyTel, for the total purchase price of $23 million, subject to certain post closing adjustments. The acquisition was completed in accordance with the terms and conditions of the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated November 10, 2006, as amended, between the Company and SkyTel. Immediately prior to the acquisition, the Company and SkyTel amended the Asset Purchase Agreement by entering into an amendment (the

“Amendment”), which, among other things, modified certain exhibits to the Asset Purchase Agreement. Under the terms of the Asset Purchase Agreement, as amended, the Company acquired substantially all of the assets of SkyTel in exchange for $23 million in cash and the assumption of certain liabilities. The source of the funds for the $23 million cash purchase price included $3.5 million of existing cash, $10 million of the funds borrowed pursuant to the sale of the Convertible Note and approximately $9.5 million borrowed under the Credit Agreement as described in Item 1.01.
     In connection with the acquisition, the Company entered into several ancillary agreements with affiliates of Verizon Communications Inc., including a facilities agreement, an intellectual property agreement and certain telecommunications agreements, which are designed to ensure a smooth transition of the business to the Company.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     A description of the Convertible Note and the Credit Agreement is contained in, or incorporated by reference to, Item 1.01 above, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Note and the Credit Agreement filed or incorporated by reference as exhibits hereto and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     A description of the sale of the Convertible Note and the Purchase Agreement in Item 1.01 is hereby incorporated by reference into this item.
     The issuance of the Convertible Note pursuant to the Purchase Agreement, described above in Item 1.01 was effected without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of such securities.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) Effective as of February 1, 2007, the Company’s Board of Directors was expanded to six members and Clinton J. Coleman was elected to the Company’s Board of Directors to fill one of the vacancies. In addition, Mr. Coleman has been nominated to serve on each committee of the Board of Directors on which Mr. Coleman is eligible to serve. Newcastle designated Mr. Coleman to serve as a member of the Board of Directors pursuant to the terms of the Purchase Agreement attached hereto as Exhibit 4.1. Mr. Coleman’s service on the Company’s Board of Directors is on the same terms and arrangements applicable to all other non-employee members of the Board, including compensation arrangements.

     Mr. Coleman, age 29, is currently a Vice President of Newcastle Capital Management, L.P., the general partner of Newcastle. Newcastle has purchased and currently holds the Company’s securities and collectively Newcastle and its affiliates, including Mr. Coleman, beneficially own more than 5% of our outstanding common stock.
     Mr. Coleman has also recently served as Interim Chief Financial Officer of Pizza Inn, Inc. between July 2006 and January 2007. Prior to joining Newcastle, Mr. Coleman served as a portfolio analyst with Lockhart Capital Management, L.P., an investment partnership, from October 2003 to June 2005. From March 2002 to October 2003 he served as an associate with Hunt Investment Group, L.P., a private investment group. Previously, Mr. Coleman was an associate director with the Mergers & Acquisitions Group of UBS.
     As disclosed in Item 1.01 above, Newcastle purchased the Convertible Note from the Company for an aggregate $10 million under the terms of the Purchase Agreement. The description of the sale of the Convertible Note pursuant to the Purchase Agreement and the terms thereof in Item 1.01 is hereby incorporated by reference into this item.
Item 8.01 Other Events.
     On February 1, 2007, the Company issued a press release announcing the completion of the acquisition of substantially all of the assets of SkyTel, the completion of the Credit Agreement, the sale of the Convertible Note and the election of Mr. Coleman to the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     Financial statements of the acquired business have not been included herein but will be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.
     (b) Pro Form Financial Information.
     Pro Forma financial information has not been included herein but will be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.
     (c) Shell Company Transactions.
     Not Applicable

     (d) Exhibits.

4.1-	Purchase Agreement, dated as of January 31, 2007 between Bell Industries, Inc. and Newcastle Partners, L.P.

4.2-	$10,000,000 Convertible Promissory Note, dated January 31, 2007 issued by Bell Industries, Inc. to Newcastle Partners, L.P.

4.3-	Registration Rights Agreement, dated as of January 31, 2007 between Bell Industries, Inc. and Newcastle Partners, L.P.

10.1-	Credit Agreement, dated as of January 31, 2007 between Bell Industries, Inc. and Wells Fargo Foothill, Inc.

10.2-	Security Agreement, dated as of January 31, 2007 between Bell Industries, Inc. and Wells Fargo Foothill, Inc.

10.3-	Amendment No. 2 to Asset Purchase Agreement, dated as of January 31, 2007 between Bell Industries, Inc. and SkyTel Corp.

99.1-	Press Release dated February 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.

Date: February 6, 2007	By:	/s/ Kevin Thimjon

Name: Kevin Thimjon
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Purchase Agreement, dated as of January 31, 2007 between Bell Industries, Inc. and Newcastle Partners, L.P.

4.2	$10,000,000 Convertible Promissory Note, dated January 31, 2007 issued by Bell Industries, Inc. to Newcastle Partners, L.P.

4.3	Registration Rights Agreement, dated as of January 31, 2007 between Bell Industries, Inc. and Newcastle Partners, L.P.

10.1	Credit Agreement, dated as of January 31, 2007 between Bell Industries, Inc. and Wells Fargo Foothill, Inc.

10.2	Security Agreement, dated as of January 31, 2007 between Bell Industries, Inc. and Wells Fargo Foothill, Inc.

10.3	Amendment No. 2 to Asset Purchase Agreement, dated as of January 31, 2007 between Bell Industries, Inc. and SkyTel Corp.

99.1	Press Release dated February 1, 2007.